FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FIRST QUARTER FINANCIAL RESULTS

•         First quarter 2017 GAAP diluted EPS of $1.76 up 28.5% over prior-year GAAP diluted EPS, up 24.8% over prior-year non-GAAP diluted EPS

•         Affirms 2017 diluted EPS guidance range representing 16% to 18% growth over 2016 GAAP diluted EPS, or 8% to 10% growth over 2016 non-GAAP diluted EPS

MELVILLE, N.Y., May 9, 2017 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health, and medical practitioners, today reported record first quarter financial results.

Net sales for the quarter ended April 1, 2017 were $2.9 billion, an increase of 7.7% compared with the first quarter of 2016. This consisted of 8.7% growth in local currencies and a 1.0% decline related to foreign currency exchange. In local currencies, internally generated sales increased 5.9% and acquisition growth was 2.8% (see Exhibit A for details of sales growth).

Net income attributable to Henry Schein, Inc. for the first quarter of 2017 was $140.7 million, or $1.76 per diluted share. This represents growth of 23.7% and 28.5%, respectively, when compared with GAAP results for the first quarter of 2016, or growth of 20.5% and 24.8%, respectively, compared with non-GAAP  results for the first quarter of 2016.  Note that the first quarter of 2016 included restructuring costs of $4.1 million pretax, or $0.04 per diluted share (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP  net income and EPS).

“We believe that the markets we serve are generally healthy and are growing, and that our global Dental, Animal Health, and Medical groups all continued to gain market share during the quarter,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein. “We are affirming guidance for 2017 diluted EPS that represents growth of 16% to 18% compared to 2016 GAAP diluted EPS, or growth of 8% to 10% compared to 2016 non-GAAP diluted EPS.”

Dental sales of $1.4 billion increased 7.9%, consisting of 8.2% growth in local currencies and a 0.3% decline related to foreign currency exchange. In local currencies, internally generated sales increased 2.9% and acquisition growth was 5.3%. The 2.9% internal growth in local currencies included 0.8% growth in North America and 6.8% growth internationally.

“In North America, dental consumable merchandise internal sales in local currencies increased 2.5%, which was the highest quarterly growth rate in the past several quarters. We estimate the 2.5% growth rate to be approximately 3.0% when adjusting for the impact of precious metals in the quarter. Dental equipment internal sales in local currencies declined 5.5%, primarily due to a difficult prior-year comparison and an acceleration of sales into the previous quarter related to the Section 179 tax incentive. Our equipment backlog for the second quarter of 2017 is strong, which we believe indicates a resumption in year-over-year growth,” commented Mr. Bergman. “International internal dental consumable merchandise sales had strong growth of 8.0% in local currencies and internal dental equipment sales growth was 3.1% in local currencies.”

“As part of our ongoing efforts to advance our leadership position in dental equipment, and specifically digital dentistry, we are pleased to announce that we entered into a three-year agreement with Dentsply Sirona, effective September 1, 2017, to distribute Dentsply Sirona’s full line of dental equipment in the U.S.,” continued Mr. Bergman. “Our commitment to our dental customers has always been to offer a broad selection of products, equipment, and value-added services that enable our customers to provide high-quality care to patients, while realizing greater practice efficiency. With this agreement, Henry Schein will offer dentists and dental laboratories access to a greater selection of digital dental equipment solutions in the U.S., with the full range of Dentsply Sirona equipment, including the leading CEREC brand of CAD/CAM products.”

Due to timing of the agreement with Dentsply Sirona and initial training and start-up expenses, Henry Schein expects that earnings related to this agreement will be neutral to its 2017 financial results and accretive to earnings thereafter.

Animal Health sales of $812.9 million increased 5.4%, consisting of 8.1% growth in local currencies and a 2.7% decline related to foreign currency exchange. In local currencies, internally generated sales increased 7.1% and acquisition growth was 1.0%. The 7.1% internal growth in local currencies included 5.5% growth in North America and 8.9% growth internationally.

“While the Animal Health growth rate in North America moderated during the quarter, internal international growth in local currencies was at a multi-year high,” commented Mr. Bergman. “Our animal health strategy is to deliver excellent solutions and support at prices that reflect the value we provide. Our customers rely on the products and services we offer, including our robust and differentiated software platforms, all of which facilitate the delivery of quality care.”

Medical sales of $598.9 million increased 11.3%. Sales growth in local currencies was 11.5%, all internally generated, with a 0.2% decrease due to foreign exchange.

“Our Medical business delivered double-digit sales growth, reflecting particularly strong patient traffic to physician offices during the first quarter as well as our continued execution in serving a market that is consolidating among large group practices, including Integrated Delivery Networks,” remarked Mr. Bergman. “We are well positioned to help primary care practices and ambulatory surgery centers operate efficiently so our customers can focus on patient outcomes. We believe that promoting wellness and prevention is key to the future of an improving health care landscape.”

Technology and Value-Added Services sales of $106.0 million increased 4.2%, including 5.5% growth in local currencies and a 1.3% decline related to foreign currency exchange. There was no contribution from acquisitions during the quarter.

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“In North America, Technology and Value-Added Services sales growth in local currencies of 3.4% reflects some softness in financial services revenues, primarily related to lower North America dental equipment sales,” commented Mr. Bergman.  “International Technology and Value-Added Services sales grew 17.2% in local currencies, highlighted by strong software revenue in the U.K. and Australia/New Zealand.”

Income Taxes

            During the first quarter of 2017, the Company implemented ASU 2016-09 related to tax deductions associated with stock-based compensation. This resulted in a reduction in the effective tax rate for the quarter to 20.7%. The Company previously disclosed that this expense reduction would primarily impact the first quarter since the majority of its stock-based compensation vests in that period.

Stock Repurchase Plan

The Company announced that it repurchased approximately 308,000 shares of its common stock during the first quarter at an average price of $162.34 per share, or approximately $50 million. The impact of the repurchase of shares on first quarter 2017 diluted EPS was immaterial. At the close of the first quarter, Henry Schein had approximately $200 million authorized for future repurchases of its common stock.

2017 EPS Guidance

Henry Schein, Inc. today affirmed 2017 financial guidance, as follows:

•         2017 diluted EPS attributable to Henry Schein, Inc. is expected to be $7.17 to $7.30. This guidance reflects growth of 16% to 18% compared with 2016 GAAP diluted EPS of $6.19, and growth of 8% to 10% compared with 2016 non-GAAP diluted EPS of $6.61. The Company notes that fiscal year 2017 includes one less week than fiscal year 2016.

•         Guidance for 2017 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any. Guidance also assumes foreign exchange rates that are generally consistent with current levels.

First Quarter 2017 Conference Call Webcast

The Company will hold a conference call to discuss first quarter 2017 financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call through Henry Schein’s website at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

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About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is the world’s largest provider of health care products and services to office-based dental, animal health,  and medical practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites. A Fortune 500® Company and a member of the S&P 500® and the NASDAQ 100® indexes, Henry Schein employs more than 21,000 Team Schein Members and serves more than 1 million customers.

The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.

Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 32 countries. The Company’s sales reached a record $11.6 billion in 2016, and have grown at a compound annual rate of approximately 15% since Henry Schein became a public company in 1995. For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenryScheinand @HenrySchein on Twitter.

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Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with currency fluctuations; risks associated with political and economic uncertainty; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

CONTACTS:        Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Gerard Meuchner

Vice President, Chief GlobalCommunicationsOfficer

gerard.meuchner@henryschein.com

(631) 390-8227

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	April 1,	March 26,
	2017	2016

Net sales	$2,922,948	$2,712,956
Cost of sales	2,100,028	1,935,114
Gross profit	822,920	777,842
Operating expenses:
Selling, general and administrative	628,952	597,590
Restructuring costs	-	4,058
Operating income	193,968	176,194
Other income (expense):
Interest income	4,304	3,348
Interest expense	(11,430)	(7,127)
Other, net	(45)	3,137
Income before taxes and equity in earnings of affiliates	186,797	175,552
Income taxes	(38,630)	(53,533)
Equity in earnings of affiliates	2,086	2,514
Net income	150,253	124,533
Less: Net income attributable to noncontrolling interests	(9,505)	(10,781)
Net income attributable to Henry Schein, Inc.	$140,748	$113,752

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.78	$1.39
Diluted	$1.76	$1.37

Weighted-average common shares outstanding:
Basic	78,858	81,568
Diluted	79,879	82,739

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	April 1,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$62,888	$62,381
Accounts receivable, net of reserves of $90,691 and $90,329	1,362,832	1,254,139
Inventories, net	1,623,983	1,635,750
Prepaid expenses and other	342,554	360,510
Total current assets	3,392,257	3,312,780
Property and equipment, net	336,465	333,906
Goodwill	2,058,687	2,019,740
Other intangibles, net	599,183	621,180
Investments and other	458,028	442,790
Total assets	$6,844,620	$6,730,396

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$843,782	$977,249
Bank credit lines	671,724	437,476
Current maturities of long-term debt	18,604	65,923
Accrued expenses:
Payroll and related	226,364	266,463
Taxes	168,532	151,750
Other	356,426	391,785
Total current liabilities	2,285,432	2,290,646
Long-term debt	708,422	715,457
Deferred income taxes	79,107	51,589
Other liabilities	256,875	264,264
Total liabilities	3,329,836	3,321,956

Redeemable noncontrolling interests	719,390	607,636
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
79,468,025 outstanding on April 01, 2017 and
79,402,505 outstanding on December 31, 2016	795	794
Additional paid-in capital	-	127,536
Retained earnings	3,068,249	2,981,777
Accumulated other comprehensive loss	(281,819)	(317,041)
Total Henry Schein, Inc. stockholders' equity	2,787,225	2,793,066
Noncontrolling interests	8,169	7,738
Total stockholders' equity	2,795,394	2,800,804
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$6,844,620	$6,730,396

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	April 1,	March 26,
	2017	2016

Cash flows from operating activities:
Net income	$150,253	$124,533
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation and amortization	44,749	40,967
Stock-based compensation expense	8,497	14,144
Provision for losses on trade and other accounts receivable	2,810	580
Provision for deferred income taxes	13,496	6,963
Equity in earnings of affiliates	(2,086)	(2,514)
Distributions from equity affiliates	3,038	2,181
Changes in unrecognized tax benefits	(10,876)	2,504
Other	2,689	(173)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(101,764)	(39,767)
Inventories	28,278	13,930
Other current assets	2,689	(24,918)
Accounts payable and accrued expenses	(194,364)	(216,228)
Net cash used in operating activities	(52,591)	(77,798)

Cash flows from investing activities:
Purchases of fixed assets	(17,311)	(12,605)
Payments for equity investments and business
acquisitions, net of cash acquired	(11,820)	(52,562)
Other	(5,549)	(5,829)
Net cash used in investing activities	(34,680)	(70,996)

Cash flows from financing activities:
Proceeds from bank borrowings	234,037	95,111
Proceeds from issuance of debt	-	210,000
Debt issuance costs	-	(58)
Principal payments for long-term debt	(56,367)	(7,554)
Proceeds from issuance of stock upon exercise of stock options	3,952	6,398
Payments for repurchases of common stock	(50,006)	(99,997)
Payments for taxes related to shares withheld for employee taxes	(40,605)	(23,714)
Distributions to noncontrolling shareholders	(3,264)	(2,096)
Acquisitions of noncontrolling interests in subsidiaries	(4,089)	(32,711)
Net cash provided by financing activities	83,658	145,379

Effect of exchange rate changes on cash and cash equivalents	4,120	2,943
Net change in cash and cash equivalents	507	(472)
Cash and cash equivalents, beginning of period	62,381	72,086
Cash and cash equivalents, end of period	$62,888	$71,614

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD Sales

Henry Schein, Inc.
2017 First Quarter
Sales Summary
(in thousands)
(unaudited)

Q1 2017 over Q1 2016

Global	Q1 2017	Q1 2016	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,405,158	$1,301,755	7.9%	-0.3%	8.2%	5.3%	2.9%

Animal Health	812,939	771,413	5.4%	-2.7%	8.1%	1.0%	7.1%

Medical	598,886	538,117	11.3%	-0.2%	11.5%	0.0%	11.5%

Total Health Care Distribution	2,816,983	2,611,285	7.9%	-0.9%	8.8%	2.9%	5.9%

Technology and value-added services	105,965	101,671	4.2%	-1.3%	5.5%	0.0%	5.5%

Total Global	$2,922,948	$2,712,956	7.7%	-1.0%	8.7%	2.8%	5.9%

North America	Q1 2017	Q1 2016	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$850,456	$834,837	1.9%	0.4%	1.5%	0.7%	0.8%

Animal Health	422,644	399,327	5.8%	0.0%	5.8%	0.3%	5.5%

Medical	580,037	519,441	11.7%	0.0%	11.7%	0.0%	11.7%

Total Health Care Distribution	1,853,137	1,753,605	5.7%	0.2%	5.5%	0.4%	5.1%

Technology and value-added services	89,053	86,035	3.5%	0.1%	3.4%	0.0%	3.4%

Total North America	$1,942,190	$1,839,640	5.6%	0.2%	5.4%	0.4%	5.0%

International	Q1 2017	Q1 2016	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$554,702	$466,918	18.8%	-1.3%	20.1%	13.3%	6.8%

Animal Health	390,295	372,086	4.9%	-5.6%	10.5%	1.6%	8.9%

Medical	18,849	18,676	0.9%	-4.6%	5.5%	0.0%	5.5%

Total Health Care Distribution	963,846	857,680	12.4%	-3.2%	15.6%	8.0%	7.6%

Technology and value-added services	16,912	15,636	8.2%	-9.0%	17.2%	0.0%	17.2%

Total International	$980,758	$873,316	12.3%	-3.3%	15.6%	7.8%	7.8%

Note: Certain prior quarter amounts have been reclassified to conform to the current period presentation.

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Exhibit B

Henry Schein, Inc.
2017 First Quarter
Reconciliation of reported GAAP net income and diluted EPS attributable to Henry Schein, Inc. to non-GAAP net income and diluted EPS attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	First Quarter
			%
	2017	2016	Growth
Net Income attributable to Henry Schein, Inc.	$140,748	$113,752	23.7%
Diluted EPS attributable to Henry Schein, Inc.	$1.76	$1.37	28.5%

Non-GAAP Adjustments
Restructuring costs - Pre-tax	$-	$4,058
Income tax benefit for restructuring costs	-	(1,014)

Total non-GAAP adjustments to Net Income
attributable to Henry Schein, Inc.	$-	$3,044

Total non-GAAP adjustments to diluted EPS
attributable to Henry Schein, Inc.	$-	$0.04

			%
		2016	Growth
	2017	(Non-GAAP)	(Non-GAAP)
Net Income attributable to Henry Schein, Inc.	$140,748	$116,796	20.5%
Diluted EPS attributable to Henry Schein, Inc.	$1.76	$1.41	24.8%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

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